Exhibit 99.3

AMENDMENT NUMBER ONE
to the Master Mortgage Loan Purchase and Interim Servicing Agreement
dated as of September 1, 2004
by and between
DOWNEY SAVINGS AND LOAN ASSOCIATION, F.A.
and
GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

This AMENDMENT NUMBER ONE is made this 28th day of October, 2004, by and between DOWNEY SAVINGS AND LOAN ASSOCIATION, F.A., having an address at 3501 Jamboree Road, Newport Beach, California 92660 (the “Seller”) and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., having an address at 600 Steamboat Road, Greenwich, Connecticut 06830 (the “Purchaser”), to the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of September 1, 2004, by and between the Seller and the Purchaser, as amended (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, the Purchaser and the Seller desire to amend the Agreement, subject to the terms hereof, to modify the Agreement as specified herein with respect to any pools of Mortgage Loans purchased by the Purchaser on or after October 1, 2004;

WHEREAS, the Purchaser and the Seller have agreed to amend the Agreement as set forth herein; and

WHEREAS, the Purchaser and the Seller each have agreed to execute and deliver this Amendment Number One on the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.

Amendments.

(a)

Effective as of October 28, 2004, Section 1 of the Agreement is hereby amended by adding the following definitions:

Monthly advances: The aggregate of the advances made by the Seller on any Distribution Date pursuant to Subsection 11.27 of the Servicing Addendum.

Nonrecoverable Monthly Advance: Any Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Seller, will not, or, in the case of a proposed Monthly Advance, would not be, ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

(b)

Effective as of October 28, 2004, Section 4, third paragraph of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“The Purchaser shall own and be entitled to receive with respect to each Mortgage Loan purchased, (1) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal and any Prepayment Charges collected after the related Cut-off Date (provided, however, that all scheduled payments of principal due on or before the related Cut-off Date and collected by the Seller after the related Cut-off Date shall belong to the Seller), and (3) all payments of interest on the Mortgage Loans net of the Servicing Fee (minus that portion of any such interest payment that is allocable to the period prior to the related Cut-off Date). The Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date is determined after application to the reduction of principal of payments of principal due on or before the related Cut-off Date whether or not collected. Therefore, for the purposes of this Agreement, payments of scheduled principal and interest prepaid for a Due Date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date. Such prepaid amounts (minus the applicable Servicing Fee) shall be the property of the Purchaser. The Seller shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser, for remittance by the Seller to the Purchaser on the first related Distribution Date. All payments of principal and interest, less the applicable Servicing Fee, due on a Due Date following the related Cut-off Date shall belong to the Purchaser.”

(c)

Effective as of October 28, 2004, Subsection 7.01(xvii) of the Agreement is hereby amended by deleting it in its entirety.

(d)

Effective as of October 28, 2004, Section 12, paragraph 7 of the Agreement is hereby amended by deleting it in its entirety.

(e)

Effective as of October 28, 2004, Subsection 11.04 of the Servicing Addendum is hereby amended by adding the following subparts immediately after subpart (ix):

(x)

all Monthly Advances;

(xi)

with respect to each Principal Prepayment in full, an amount (to be paid by the Seller out of its own funds with reimbursement therefore from the Purchaser up to the amount of .375% of the previous month-end scheduled principal balance for the related pool) which, when added to all amounts allocable to interest received in connection with such Principal Prepayment, equals one month’s interest on the amount of principal so prepaid at the Mortgage Interest Rate.

(f)

Effective as of October 28, 2004, Subsection 11.05 of the Servicing Addendum is hereby amended by adding the following subparts immediately after subpart (vi):

(vii)

to reimburse itself for Monthly Advances, the Seller’s right to reimburse itself pursuant to this subclause (vii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) respecting which any such advance was made it being understood that, in the case of such reimbursement, the Seller’s right thereto shall be prior to the rights of Purchaser, except that, where the Seller is required to repurchase a Mortgage Loan, pursuant to Subsection 7.03, the Seller’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Subsection 7.03, and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans;

(viii)

to reimburse the Seller for any Monthly Advance previously made which the Seller has determined to be a Nonrecoverable Monthly Advance;

(g)

Effective as of October 28, 2004, Subsection 11.14, first paragraph of the Servicing Addendum is hereby amended by deleting the paragraph in its entirety and replacing it with the following:

“On each Distribution Date, the Seller shall distribute to the Purchaser all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Subsection 11.05; plus (ii) all Monthly Advances, if any, which the Seller is obligated to distribute pursuant to Subsection 11.27, minus (iii) any amounts attributable to Principal Prepayments received after the last day of the Calendar month immediately preceding the related Distribution Date and (iv) any amounts attributable to Monthly Prepayments collected but due on a Due Date or Dates subsequent to the preceding Determination Date.”

(h)

Effective as of October 28, 2004, Subsection 11.15 of the Servicing Addendum is hereby amended by deleting it in its entirety and replacing it with the following:

“No later than the tenth Business Day of each month, the Seller shall furnish to the Purchaser or its designee a computer tape or other electronic file containing, and a hard copy upon request of, the monthly data, together with such other information with respect to the Mortgage Loans as the Purchaser may reasonably require to allocate distributions made pursuant to this Agreement and provide appropriate statements with respect to such distributions.”

(i)

Effective as of October 28, 2004, Section 11 of the Servicing Addendum is hereby amended by adding the following Subsection 11.27 at the end therof:

“Subsection 11.27

Monthly Advances by the Seller.

(a)

Not later than the close of business on the Business Day preceding each Distribution Date, the Seller shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Seller, whether or not deferred pursuant to Section 11.01, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, at the Mortgage Interest Rate net of the Servicing Fee, which were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date.

(b)

The obligation of the Seller to make such Monthly Advances is mandatory, notwithstanding any other provision of this Agreement, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith; provided that, notwithstanding anything herein to the contrary, no Monthly Advance shall be required to be made hereunder by the Seller if such Monthly Advance would, if made, constitute a Nonrecoverable Monthly Advance. The determination by the Seller that it has made a Nonrecoverable Monthly Advance or that any proposed Monthly Advance, if made, would constitute a Nonrecoverable Monthly Advance, shall be evidenced by an Officers’ Certificate delivered to the Purchaser.”

SECTION 2.

Limited Effect.

Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 3.

Governing Law.

This Amendment Number One shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Section 5-1401 of the New York General Obligations Law).

SECTION 4.

Counterparts.

This Amendment Number One may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Amendment Number One to be executed and delivered by their duly authorized officers as of the day and year first above written.

DOWNEY SAVINGS AND LOAN
ASSOCIATION, F.A.

(Seller)

By:   /s/ Thomas E. Prince

Name: Thomas E. Prince

Title:   COO & CFO

GREENWICH CAPITAL FINANCIAL
PRODUCTS, INC.

(Purchaser)

By:   /s/ Anthony Palmisano

Name:  Anthony Palmisano

Title:   Senior Vice President